Exhibit 4.1

STARRY SEA ACQUISITION CORP

RIGHTS AGREEMENT

This Rights Agreement (this “Agreement”) is made as of August 7, 2025 between STARRY SEA ACQUISITION CORP, a Cayman Islands exempt company with principal executive office at 418 Broadway #7531, Albany, NY, 12207 (the “Company”) and Transhare Corporation, a Colorado limited liability company, with offices at 17755 North US Highway 19 Suite 140, Clearwater, Fl 33764 (“Rights Agent”).

WHEREAS, the Company is engaged in an initial public offering (the “Public Offering”) of units of the Company’s equity securities (each, a “Unit” and collectively, the “Units”) through A.G.P./Alliance Global Partners (the “Representative”), as representative of the several underwriters (the “Underwriters”), each such Unit comprised of one ordinary share of the Company, par value $0.0001 per share (“Ordinary Share”) and one right to receive one-sixth (1/6) of one Ordinary Share (the “Public Rights”) upon the happening of an Exchange Event (as defined below in Section 3.2), and in connection therewith, the Company has determined to issue and deliver up to 5,750,000 Public Rights (including up to 750,000 Public Rights subject to the over-allotment option) to public investors in the Public Offering;

WHEREAS, on August 7, 2025, the Company entered into that certain Private Placement Unit Subscription Agreement with STARRY SEA INVESTMENT LIMITED (the “Sponsor”), pursuant to which the Sponsor agreed to purchase an aggregate of 232,121 Private Placement Units (or 247,121 Private Placement Units if the over-allotment option is exercised in full by the Underwriters) simultaneously with the closing of the Public Offering at a purchase price of $10.00 per Unit and in connection therewith, will issue and deliver up to an aggregate of 232,121 rights (or 247,121 if the over-allotment option is exercised in full by the Underwriters) (“Private Placement Rights”);

WHEREAS, the Company may issue additional rights from time to time that are to be governed by this Agreement (“Post-IPO Rights” and together with the Private Placement Rights and the Public Rights, collectively, the “Rights”) in connection with, or following the consummation by the Company of, a Business Combination;

WHEREAS, the Company has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-1, File No. 333-287976 (the “Registration Statement”), and the prospectus forming a part thereof (collectively, the “Prospectus”), for the registration under the Securities Act of 1933, as amended, of the Units, each of the securities comprising the Units, and the Ordinary Shares underlying the Units issuable upon the conversion of the Public Rights and which Registration Statement has been declared effective by the SEC;

WHEREAS, the Company desires the Rights Agent to act on behalf of the Company, and the Rights Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of the Rights;

WHEREAS, the Company desires to provide for the form and provisions of the Rights, the terms upon which they shall be issued, and the respective rights, limitation of rights, and immunities of the Company, the Rights Agent, and the holders of the Rights;

WHEREAS, all acts and things have been done and performed which are necessary to make the Rights, when executed on behalf of the Company and countersigned by or on behalf of the Rights Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company for the Rights, and the Rights Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2. Rights.

2.1. Form of Right. Each Right shall be issued in registered or book entry form, as requested by the Company or the holder of a Right. Any Rights issued in registered form shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chairperson of the Board of Directors of the Company and shall bear a facsimile of the Company’s seal. In the event the person whose facsimile signature has been placed upon any Right shall have ceased to serve in the capacity in which such person signed the Right before such Right is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2. Effect of Countersignature. Unless and until countersigned by the Rights Agent pursuant to this Agreement, a Right shall be invalid and of no effect and may not be exchanged for Ordinary Shares.

2.3. Registration.

2.3.1. Right Register. The Rights Agent shall maintain books (“Right Register”) for the registration of original issuance and the registration of transfer of the Rights. Upon the initial issuance of the Rights, the Rights Agent shall issue and register the Rights in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Rights Agent by the Company.

2.3.2. Registered Holder. Prior to due presentment for registration of transfer of any Right, the Company and the Rights Agent may deem and treat the person in whose name such Right shall be registered upon the Right Register (“Registered Holder”) as the absolute owner of such Right and of each Right represented thereby (notwithstanding any notation of ownership or other writing on the Right certificate made by anyone other than the Company or the Rights Agent), for the purpose of the exchange thereof, and for all other purposes, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

2.4. Detachability of Rights. The securities comprising the Units, including the Rights, will begin to trade separately on (i) the first trading day following the 52nd day after the closing of the Public Offering, or (ii) such earlier date as the Representative shall determine is acceptable. In no event will separate trading of the securities comprising the Units commence until the Company (i) files a Current Report on Form 8-K with the SEC including an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Public Offering including the proceeds received by the Company from the exercise of the over-allotment option, if the over-allotment option is exercised on the date hereof, and (ii) the Company issues a press release and files a Current Report on Form 8-K announcing when such separate trading will begin.

3. Terms and Exchange of Rights.

3.1. Rights. Except in cases where the Company is not the surviving entity after the occurrence of an Exchange Event, each holder of a Right shall automatically receive one-sixth (1/6) of one Ordinary Share upon consummation of an Exchange Event. Subject to Section 3.3.1 below with respect to the holders of Rights, in the event that the Company is not the surviving entity immediately following the Exchange Event, holders of Rights shall be entitled to automatically receive the kind and amount of securities or properties of the surviving entity as the holders of each one-sixth (1/6) of one Ordinary Share is entitled to receive in the Exchange Event. No additional consideration shall be paid by a holder of Rights in order to receive his, her or its Ordinary Shares upon an Exchange Event, as the purchase price for such Ordinary Shares has been included in the purchase price for the Units. In no event will the Company be required to net cash settle the Rights or issue fractional Ordinary Shares. The provisions of this Section 3.1 may not be modified, amended or deleted without the prior written consent of the Representative.

3.2. Exchange Event. An “Exchange Event” shall be deemed to occur automatically upon the Company’s consummation of an initial Business Combination.

3.3. Exchange of Rights.

3.3.1. Issuance of Certificates. As soon as practicable upon the occurrence of an Exchange Event, the Company shall direct holders of the Rights to return their Rights Certificates to the Rights Agent. Upon receipt of a valid Rights Certificate, the Company shall issue to the Registered Holder of such Right(s) a certificate or book-entry position for the number of full Ordinary Shares to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it. The Company shall not issue fractional shares upon exchange of Rights. At the time of an Exchange Event, the Company will either instruct the Rights Agent to round down to the nearest whole Ordinary Share or otherwise inform it how fractional shares will be addressed in accordance with Cayman Islands law.

3.3.2. Valid Issuance. All Ordinary Shares issued upon an Exchange Event in conformity with this Agreement and the Second Amended and Restated Memorandum and Articles of Association of the Company shall be validly issued, fully paid and nonassessable.

3.3.3. Date of Issuance. Each person in whose name any such certificate or book-entry position for Ordinary Shares is issued shall for all purposes be deemed to have become the holder of record of such Ordinary Shares on the date that the person’s name is entered in the Register of Members of the Company, which shall be the date of the Exchange Event, irrespective of the date of delivery of such certificate or entry of position.

3.3.4 Company Not Surviving Following Exchange Event. Upon an Exchange Event in which the Company does not continue as the surviving entity, the definitive agreement will provide for the holders of Rights to receive the same kind and amount of securities or properties of the surviving entity as the holders of the Ordinary Shares will receive in with the Exchange Event, for the number of Ordinary Shares such holder is entitled to pursuant to Section 3.3.1 above.

3.4 Duration of Rights. If an Exchange Event does not occur within the time period set forth in the Company’s Second Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time, the Rights shall expire and shall be worthless.

4. Transfer and Exchange of Rights.

4.1. Registration of Transfer. The Rights Agent shall register the transfer, from time to time, of any outstanding Right upon the Right Register, upon surrender of such Right for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Right representing an equal aggregate number of Rights shall be issued and the old Right shall be cancelled by the Rights Agent. The Rights so cancelled shall be delivered by the Rights Agent to the Company from time to time upon request.

4.2. Procedure for Surrender of Rights. Rights may be surrendered to the Rights Agent, together with a written request for exchange or transfer, and thereupon the Rights Agent shall issue in exchange therefor one or more new Rights as requested by the Registered Holder of the Rights so surrendered, representing an equal aggregate number of Rights; provided, however, that in the event that a Right surrendered for transfer bears a restrictive legend, the Rights Agent shall not cancel such Right and issue new Rights in exchange therefor until the Rights Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Rights must also bear a restrictive legend.

4.3. Fractional Rights. The Rights Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Right certificate for a fraction of a Right.

4.4. Service Charges. No service charge shall be made for any exchange or registration of transfer of Rights.

4.5. Right Execution and Countersignature. The Rights Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Rights required to be issued pursuant to the provisions of this Section 4, and the Company, whenever required by the Rights Agent, will supply the Rights Agent with Rights certificate duly executed on behalf of the Company for such purpose.

5. Other Provisions Relating to Rights of Holders of Rights.

5.1. No Rights as Shareholder. Until exchange of a Right for Ordinary Shares as provided for herein, a Right does not entitle the Registered Holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

5.2. Lost, Stolen, Mutilated, or Destroyed Rights Certificate. If any Right certificate is lost, stolen, mutilated, or destroyed, the Company and the Rights Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Right, include the surrender thereof), issue a new Right of like denomination, tenor, and date as the Right certificate so lost, stolen, mutilated, or destroyed. Any such new Right shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Right certificate shall be at any time enforceable by anyone.

5.3. Reservation of Ordinary Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued Ordinary Shares that will be sufficient to permit the exchange of all outstanding Rights issued pursuant to this Agreement.

5.4. Adjustments to Conversion Ratios. The number of Ordinary Shares that the holders of Rights are entitled to receive as a result of the occurrence of an Exchange Event shall be equitably adjusted to reflect appropriately the effect of any share split, share dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Ordinary Shares occurring on or after the date hereof and prior to the Exchange Event.

6. Concerning the Rights Agent and Other Matters.

6.1. Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Rights Agent in respect of the issuance or delivery of Ordinary Shares upon the exchange of Rights, but the Company shall not be obligated to pay any transfer taxes in respect of the Rights or such Ordinary Shares.

6.2. Resignation, Consolidation, or Merger of Rights Agent.

6.2.1. Appointment of Successor Rights Agent. The Rights Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Rights Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Rights Agent in place of the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Rights Agent or by the holder of the Right (who shall, with such notice, submit his, her or its Right for inspection by the Company), then the holder of any Right may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Rights Agent at the Company’s cost. Any successor Rights Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Rights Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Rights Agent with like effect as if originally named as Rights Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Rights Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Rights Agent all the authority, powers, and rights of such predecessor Rights Agent hereunder; and upon request of any successor Rights Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Rights Agent all such authority, powers, rights, immunities, duties, and obligations.

6.2.2. Notice of Successor Rights Agent. In the event a successor Rights Agent shall be appointed, the Company shall give notice thereof to the predecessor Rights Agent and the transfer agent for the Ordinary Shares not later than the effective date of any such appointment.

6.2.3. Merger or Consolidation of Rights Agent. Any corporation into which the Rights Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Rights Agent shall be a party shall be the successor Rights Agent under this Agreement without any further act.

6.3. Fees and Expenses of Rights Agent.

6.3.1. Remuneration. The Company agrees to pay the Rights Agent reasonable remuneration for its services as such Rights Agent hereunder and will reimburse the Rights Agent upon demand for all expenditures that the Rights Agent may reasonably incur in the execution of its duties hereunder.

6.3.2. Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Rights Agent for the carrying out or performing of the provisions of this Agreement.

6.4. Liability of Rights Agent.

6.4.1. Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer or Chief Financial Officer and delivered to the Rights Agent. The Rights Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

6.4.2. Indemnity. The Rights Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. Subject to Section 6.6 below, the Company agrees to indemnify the Rights Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Rights Agent in the execution of this Agreement except as a result of the Rights Agent’s gross negligence, willful misconduct, or bad faith.

6.4.3. Exclusions. The Rights Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Right (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Ordinary Shares to be issued pursuant to this Agreement or any Right or as to whether any Ordinary Shares will when issued be valid and fully paid and nonassessable.

6.5. Acceptance of Agency. The Rights Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

6.6 Waiver. The Rights Agent hereby waives any right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and Odyssey Transfer and Trust Company as trustee thereunder) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

7. Miscellaneous Provisions.

7.1. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns.

7.2. Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Rights Agent), as follows:

STARRY SEA ACQUISITION CORP

418 Broadway #7531

Albany, NY, 12207

Attention: Yan Liang, Chief Executive Officer

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Right or by the Company to or on the Rights Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Rights Agent with the Company), as follows:

Transhare Corporation

Bayside Center 1

17755 North US Highway 19

Suite # 140

Clearwater FL 33764

Ph. (303)662-1112

7.3. Applicable Law. The validity, interpretation, and performance of this Agreement and of the Rights shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, this exclusive forum provision shall not apply to suits brought to enforce a duty or liability created by the Securities and Exchange Act of 1934 (“Exchange Act”), any other claim for which the federal courts have exclusive jurisdiction or any complaint asserting a cause of action arising under the Securities Act against us or any of our directors, officers, other employees or agents. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 7.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

7.4. Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Rights and, for the purposes of Sections 3.1, 7.4 and 7.8 hereof, the Representative, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. The Representative shall be deemed to be a third-party beneficiary of this Agreement with respect to Sections 3.1, 7.4 and 7.8 hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto (and the Representative with respect to the Sections 3.1, 7.4 and 7.8 hereof) and their successors and assigns and of the Registered Holders of the Rights. The provisions of this Section 7.4 may not be modified, amended or deleted without the prior written consent of the Representative.

7.5. Examination of the Right Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Rights Agent in 17755 North US Highway 19 Suite 140, Clearwater, Fl 33764, for inspection by the Registered Holder of any Right. The Rights Agent may require any such holder to submit his, her or its Right for inspection by it.

7.6. Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7.7. Effect of Headings. The Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

7.8 Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders. All other modifications or amendments shall require the written consent or vote of the Registered Holders of a majority of the then outstanding Rights. The provisions of this Section 7.8 may not be modified, amended or deleted without the prior written consent of the Representative.

7.9 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature Page Appears Next]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

STARRY SEA ACQUISITION CORP

By:	/s/ Yan Liang
Name:	Yan Liang
Title:	Chief Executive Officer

Transhare Corporation

By:	/s/ Jinlong Liu
Name:	Jinlong Liu
Title:	President

Exhibit A
Form of Right Certificate

A-1

NUMBER

SSEAR	RIGHTS

STARRY SEA ACQUISITION CORP

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

RIGHT

SEE REVERSE FOR	CUSIP
CERTAIN DEFINITIONS

THIS CERTIFIES THAT, for value received ________________

is the registered holder of a right or rights (each, a “Right”) to automatically receive one-sixth of one ordinary share, $0.0001 par value (“Ordinary Shares”), of STARRY SEA ACQUISITION CORP (the “Company”) for each Right evidenced by this Rights Certificate on the Company’s completion of an initial business combination (as defined in the prospectus relating to the Company’s initial public offering (“Prospectus”)) upon surrender of this Right Certificate pursuant to the Rights Agreement between the Company and Transhare Corporation, as rights agent (the “Rights Agent”). In no event will the Company be required to net cash settle any Right or issue a fractional Ordinary Share.

Upon liquidation of the Company in the event an initial business combination is not consummated during the required period as identified in the Company’s Amended and Restated Memorandum and Articles of Association effective at the time, the Right shall expire and be worthless. The holder of a Right shall have no right or interest of any kind in the Company’s trust account (as defined in the Prospectus).

Upon due presentment for registration of transfer of the Right Certificate at the office or agency of the Rights Agent, a new Right Certificate or Right Certificates of like tenor and evidencing in the aggregate a like number of Rights shall be issued to the transferee in exchange for this Right Certificate, without charge except for any applicable tax or other governmental charge. The Company shall not issue fractional shares upon exchange of Rights. The Company reserves the right to deal with any fractional entitlement at the relevant time in any manner (as provided in the Rights Agreement).

The Company and the Rights Agent may deem and treat the registered holder as the absolute owner of this Right Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any conversion hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Right Agent shall be affected by any notice to the contrary.

This Right does not entitle the registered holder to any of the rights of a shareholder of the Company. This Right shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

Dated:

CHAIRMAN	CHIEF FINANCIAL OFFICER

Transhare Corporation

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
					(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties
under Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

STARRY SEA ACQUISITION CORP

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the rights represented thereby are issued and shall be held subject to all the provisions of the Second Amended and Restated Memorandum and Articles of Association and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Ordinary Shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Rights represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer said rights on the books of the within named Company will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall have no right or interest of any kind in or to the funds held in the Company’s trust account (as defined in the Prospectus).

FIRST AMENDMENT TO RIGHTS AGREEMENT

This First Amendment to Rights Agreement (this “Amendment”), dated as of August 11, 2025, is entered into by and between STARRY SEA ACQUISITION CORP, a Cayman Islands exempt company with principal executive office at 418 Broadway #7531, Albany, NY, 12207 (the “Company”) and Transhare Corporation, a Colorado limited liability company, with offices at 17755 North US Highway 19 Suite 140, Clearwater, Fl 33764 (“Rights Agent”). Each of the Company and the Rights Agent shall individually be referred to herein as a “Party” and, collectively, the “Parties.” Capitalized terms not otherwise defined in this Amendment have the meanings given such terms in the Rights Agreement.

WHEREAS, the Parties previously entered into that certain Rights Agreement, dated as of August 7, 2025 (the “Rights Agreement”), between the Parties;

WHEREAS, pursuant to Section 7.8 of the Rights Agreement, the Rights Agreement may be amended by the Parties without the consent of any Registered Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders; and

WHEREAS, the Parties desire to amend the Rights Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1. Amendment.

Each of the Parties hereby agrees that the third recital of the Rights Agreement shall be deleted in its entirety and replaced with the following:

“WHEREAS, the Company may issue additional rights from time to time that are to be governed by this Agreement (“Post-IPO Rights” and together with the Private Placement Rights and the Public Rights, collectively, the “Rights”) in connection with, or following the consummation by the Company of, a proposed merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”);”.

2. Miscellaneous.

2.1 No Further Amendment. Except as expressly waived, modified, and superseded by this Amendment, the terms, representations, warranties, covenants and other provisions of the Rights Agreement are and shall continue to be in full force and effect in accordance with their respective terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Rights Agreement or any of the documents referred to therein. This Amendment shall form an integral and inseparable part of the Rights Agreement and this Amendment shall be read and construed together as one agreement and supersedes all prior agreements, arrangements, contracts, discussions, negotiations, undertakings and understanding, whether written or oral, among the Parties with respect to the matters specified herein. From and after the date of this Amendment, each reference in the Rights Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the Rights Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Amendment or as otherwise expressly provided) will be deemed to mean the Rights Agreement, as amended by this Amendment, whether or not this Amendment is expressly referenced (it being understood that all references to “the date hereof” and “dated as of the date hereof” shall continue to refer to August 7, 2025).

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2.2 Other Terms. The provisions of Sections 7.3, 7.6, 7.7, 7.8 and 7.9 of the Rights Agreement shall apply mutatis mutandis to this Amendment, and to the Rights Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

STARRY SEA ACQUISITION CORP

By:	/s/ Yan Liang
Name: Yan Liang Title: Chief Executive Officer

Signature Page to First Amendment to Rights Agreement

3

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

Transhare Corporation

By:	/s/ Jinlong Liu
Name: Jinlong Liu Title: President

Signature Page to First Amendment to Rights Agreement

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ACKNOWLEDGED AND CONSENTED TO as of the day and year first above written:

A.G.P./ALLIANCE GLOBAL PARTNERS as Representative of the several Underwriters

By:	/s/ Thomas J. Higgins
Name: Thomas J. Higgins Title: Managing Director

Signature Page to First Amendment to Rights Agreement

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